UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2012

Cooper Industries plc

(Exact Name of registrant as specified in its charter)

Ireland	1-31330	98-0632292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit F10, Maynooth Business Campus Maynooth, Ireland		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 (1) 6292222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Second Quarter 2012 Results of Operations.

On July 25, 2012, Cooper Industries plc (the “Company”) issued the press release attached hereto as Exhibit 99.1 setting forth the Company’s results of operations for the second quarter 2012. The press release includes a reference to free cash flow and the Company’s net debt-to-total capitalization ratio. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the press release.

Company management believes that the presentation of free cash flow provides useful information regarding the Company’s ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate resources available for investments in the business, strategic acquisitions and strengthening the balance sheet. Company management believes that the net debt-to-total capitalization ratio is a useful measure regarding the Company’s financial leverage for evaluating the Company’s ability to meet its funding needs.

Item 9.01 Financial Statements and Exhibits

99.1 Company press release dated July 25, 2012 titled, “Cooper Industries Reports Record Second Quarter Results

•	Second Quarter EPS a Record $1.17, Up 22%

•	Total Revenue up 7.4%, Core Revenue up 5.5%”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries plc

July 25, 2012	By:	/s/ David A. Barta
	Name:	David A. Barta
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Company press release dated July 25, 2012 titled, “Cooper Industries Reports Record Second Quarter Results

• Second Quarter EPS a Record $1.17, Up 22%

• Total Revenue up 7.4%, Core Revenue up 5.5%”